STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") dated as of June 5, 2000 by and among Earthnetmedia.com, Inc., a Nevada corporation ("Earthnetmedia"), having its principal place of business at 222 Amalfi Drive, Santa Monica, CA 90402 and Alie Chang, an individual, residing in Santa Monica, California and Felizian (Phil) Paul, an individual, residing in Santa Monica, California (Paul and Chang together referred to as "Sellers").

                                   WITNESSETH:

     WHEREAS, on the date hereof, there are 2,000,000 issued and outstanding capital common shares of Pac Pacific Group, International, Inc., a privately held California corporation (the "Company"), and,
     WHEREAS, the Alie Chang is the owner of 1,000,000 shares of the Company, and,
     WHEREAS, Felizian ("Phil") Paul is the owner of 1,000,000 shares of the Company, and,
     WHEREAS, Sellers own all of the issued shares of the Company and, WHEREAS, on the date hereof Sellers are authorized to sell, exchange, hypothecate and transfer 2,000,000 of the issued and outstanding shares of the Company which Sellers own ; and,
     WHEREAS, Sellers desire to exchange the shares which Sellers own to Earthnetmedia for common shares of Earthnetmedia and Earthnetmedia desires to exchange its shares of common stock for the common stock of the Company thereby qualifying for a tax free exchange of shares of stock pursuant to the provisions of Section 368 (a)(1)(B) of the Internal Revenue Code, as amended;
     NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Parties agree as follows:
                                   ARTICLE I.
     1.1  PURCHASE AND SALE OF SHARES.
          Sellers agree to sell and transfer to Earthnetmedia and Earthnetmedia agrees to purchase from Sellers 2,000,000 common shares (the "Shares") of the Company.
     1.2   EXCHANGE OF SHARES.
           The consideration for the sale of the Seller's Shares, and the purchase thereof by Earthnetmedia, shall be an exchange of common stock wherein the Sellers will exchange the 2,000,000 shares of the Company which the Sellers own to Earthnetmedia for 2,000,000 capital common shares of Earthnetmedia in such manner that Earthnetmedia will acquire 100% of the Company's stock.
     1.3 TAX LIABILITY OF SELLERS, IF APPLICABLE.
         In the event the Sellers are unable or do not have the financial liquidity to pay a capital gains tax to the Internal Revenue Service as a result of gains, if any, realized in the exchange of stock contemplated in this Agreement, Earthnetmedia agrees to advance, as a loan to Sellers, at a reasonable rate of interest, those monies requisite to pay such Internal Revenue capital gains taxes. Earthnetmedia's loan to the Sellers shall be for the specific purpose of payment of capital gains taxes realized by the exchange of shares herein and shall not exceed $50,000.00 to each Seller.
     1.4 THE CLOSING.
         The closing of the sale and purchase of the Shares (the "Closing") shall take place at 10:00 AM June 5, 2000. The Closing shall take place at the offices of the Company in Santa Monica, California or at such other time, place or date as the parties shall mutually agree to.

     1.5  DELIVERIES BY SELLER.
          At the Closing, or as soon as practicable thereafter, Sellers shall deliver to Earthnetmedia;
          (a) Certificates representing the Shares, duly executed or accompanied by stock powers, duly executed in blank, and otherwise in form acceptable for the transfer on the books of the Company and any documents that are necessary for the transfer to Earthnetmedia of good title to the Shares, with any requisite transfer tax or stamps, if any, attached or provided for;
          (b) A copy of the Articles of Incorporation of the Company with all amendments thereto, and certificates of good standing for the Company;
          (c) a copy of the By-laws of the Company, as amended;
          (d) A copy of all corporate resolutions and other corporation proceedings taken by the Board of Directors;
          (e) A certificate signed by Sellers to the effect that all of the representations and warranties of Sellers are true and correct as of the Closing;
          (f) The written resignations of all members of the Board of Directors of the Company and the resignation of Sellers as officers of the Company.
     1.6  DELIVERIES BY EARTHNETMEDIA
          At the Closing, or as soon as practicable thereafter, Earthnetmedia shall deliver to the Sellers: (a) A total of 2,000,000 common shares of Earthnetmedia to be transferred to the Sellers pursuant to the amounts dictated in Article 1.2 hereinabove. As soon as practicable thereafter, Earthnetmedia shall, upon the surrender of the Company Certificates representing the exchanged shares, issue Earthnetmedia Stock Certificates to the Sellers.
          (b) A certificate signed by the President of Earthnetmedia attesting to the fact that all of the representations and warranties of Earthnetmedia are true and correct as of the Closing Date.
          (c) A certified copy, so certified by the Secretary or Chief Financial Officer of Earthnetmedia, of Earthnetmedia's most recent interim financial statement.

                                   ARTICLE II.
                                   DISCLOSURES
     2.1  DISCLOSURES BY SELLERS.
          (a) There is one class of stock of the Company, that class being common stock.
          (b) There are 2,000,000 shares of the Company which are issued and outstanding, 1,000,000 of which are owned by Alie Chang and 1,000,000 of which are owned by Felizian (Phil) Paul.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
     3.1  ORGANIZATION.
     Pac Pacific Group International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires it to be so qualified, authorized or licensed.
     3.2  OWNERSHIP OF SHARES.
         Sellers represent and warrant that they own and control those amount of shares as dictated in the preface of this Agreement and that, at the Closing, Sellers have the legal right to transfer said common shares of the Company and that Sellers will have good and marketable title to the Shares, free and clear of all claims, liens, charges, encumbrances, security interests and restrictions of any kind whatsoever and the Sellers delivery of the Shares to Earthnetmedia at the Closing will convey to Earthnetmedia good and marketable title to the Shares free and clear of all claims, liens, charges, encumbrances, security interests and restrictions of any kind whatso-ever.
     3.3  COMPANY'S SHARES; AUTHORIZED, ISSUED AND OUTSTANDING.
          Sellers represent that as of the Closing, the Company has 25,000,000 shares authorized, at $0.01 par value, and that there are 2,000,000 shares issued and outstanding.
     3.4  AUTHORITY.
          Each Seller has full power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by each Seller. No corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement is a valid and binding obligation of each Seller enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Sellers, under any of the terms, conditions or provisions of Certificate of Incorporation or By-laws of the Company or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Sellers are a party, or by which Sellers or any of their respective properties may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sellers or any of their respective properties.
     3.5  FINANCIAL STATEMENTS.
          Sellers have previously delivered to Earthnetmedia the financial statements of the Company.

                                   ARTICLE IV.
                REPRESENTATIONS AND WARRANTIES OF EARTHNETMEDIA.

          Earthnetmedia hereby represents and warrants to the Sellers, as follows:
     4.1  ORGANIZATION.
          Earthnetmedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires it to be so qualified, authorized or licensed.
      4.2 AUTHORITY.
          Earthnetmedia has full power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly and effectively authorized by all necessary proceedings of Earthnetmedia. This Agreement is a valid and binding obligation of Earthnetmedia enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principal. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Earthnetmedia, under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Earthnetmedia or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Earthnetmedia is a party, or by which Earthnetmedia or any of its respective properties may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Earthnetmedia or any of its respective properties. No consent or approval by, notice to or registration with any governmental authority or third party (the "Third Party Consent") is required on the part of Earthnetmedia prior to the Closing Date in connection with the execution and delivery by Earthnetmedia of this Agreement or the consummation by Earthnetmedia of any of the transactions contemplated hereby.

                                   ARTICLE V.
                                    COVENANTS
     5.1  ABSENCE AND CESSATION OF LEGAL PROCEEDINGS.
          (a) As of the date of Closing, Sellers agree, promise and covenant that Sellers will dismiss, waive and release and do agree not to exert any claims or causes of action presently known or unknown, against the Company, its officers, directors or employees, past or present.
          (b) With respect to any and all lawsuits in which the Sellers are involved, whether as Plaintiff, Defendant or Defendant counter claiming, at the time of the Closing, which law suits arose as a result of Sellers' participation as a director, shareholder, officer, consultant to or general employee of the Company, the Sellers herein agree, promise and covenant that all decisions relative to the defense or promotion of said lawsuits including the decision to withdraw said law suits shall become the exclusive decision of the Board of Directors of the Company. Accordingly, the Sellers relinquish all rights and assign same to the Board of Directors to any and all lawsuits of which they are a party thereto arising from their relationship with the Company.

                                   ARTICLE VI.
     In anticipation of the Closing:
     6.1  BUYER'S ACCESS TO INFORMATION.
          The Company and the Sellers shall permit Earthnetmedia and its authorized agents to have access to the Company's books and records, employees, counsel and others of Earthnetmedia's choosing for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations and general business. The Company shall make available to Earthnetmedia, for examination, all books, records, documents, leases and other corporate data as requested by Earthnetmedia.

     6.2  COMPANY'S CONDUCT OF BUSINESS.
          The Sellers shall disclose to Earthnetmedia all material operations and proposed material operations relating to the Company and its assets at the Closing which information shall include material operations up to one month prior to the Closing. For one month prior to the Closing, the Company has (a) conducted its business in the ordinary course, (b) kept available the services of its employees, (c) maintained and operated its assets in a good and workmanlike manner, (d) caused to be paid those costs and expenses necessary with the conducting of business, (e) used reasonable efforts to keep all contracts in full force and effect, (f) maintained its insurance policies and complied with all applicable legal requirements for the conducting of business.
     6.3 GENERAL RESTRICTIONS.
          Sellers have not authorized nor has there been, in the last 12 months, a setting aside or distribution of dividends from the Company.
     6.4  AMENDMENT OF ARTICLES OR BY-LAWS.
          Sellers have not authorized nor has there been any changes in the last sixty days to the Company's Articles of Incorporation or By-laws.
     6.5  ISSUANCE OF STOCK , OPTIONS, WARRANTS.
          (a) There has not been any issuance of Company stock, options to purchase Company stock or warrants to purchase Company stock.

     6.6  OTHER RESTRICTIONS.
          The Company has not for sixty days prior to the Closing:
           (a) merged into or with any other corporation.
           (b)  made  any   election   relative   to  tax  law  which   election
could have an impact on the tax treatment of the company.
           (c)  sold,   transferred,   leased  or   encumbered   any   assets
of the Company other than in the ordinary course of business.
           (d) engaged in activities or transactions outside the ordinary course of business.
           (e) entered into any transaction or made any commitment which would result in any of the representations, warranties or covenants of the Sellers contained in this Agreement not being true and correct after the Closing.
         (f) made any increase in the rate of compensation either by means of bonus, options, warrants payable by the Company to it's directors, officers, agents or employees.
     6.7  TERMINATION OF INSURANCE POLICIES.
                   The Sellers shall cause the Company to keep all existing corporate insurance policies in effect on the day of Closing.
     6.8  EMPLOYEE MATTERS.
           The Sellers have employed their best efforts throughout the last month prior to the day of Closing to retain those employees of the Company who are necessary for the conducting of the Company's business.
                                  ARTICLE VII.
                                  MISCELLANEOUS
     7.1  AMENDMENT OR SUPPLEMENT.
          This Agreement may be amended or supplemented at any time by mutual agreement of Earthnetmedia and Sellers. Any amendment or supplement must be in writing.
     7.2  ENTIRE AGREEMENT.
          This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than any documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.
     7.3  ASSIGNMENT.
          None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.
     7.4  NOTICES.
          All notices and other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered personally or sent by federal courier, registered or certified mail, postage prepaid addressed as follows:


        If to Earthnetmedia:   Ms. Alie Chang, President
                                           Earthnetmedia.com, Inc.
                                           222 Amalfi Drive
                                           Santa Monica, CA 90402

        If to Sellers:                    Ms. Alie Chang
                                          222 Amalfi Drive
                                          Santa Monica, CA 90402

                                          Mr. Felizian (Phil) Paul
                                          222 Amalfi Drive
                                          Santa Monica, CA 90402



     7.5  CAPTIONS
          The captions contained in this Agreement are for reference purposes only and are not a part of this Agreement.
     7.6  COUNTERPARTS.
          This Agreement may be executed in any number of counter-parts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     7.8  GOVERNING LAW.
          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

EARTHNETMEDIA.COM, INC.


/s/  ALIE CHANG
     __________
By;  Alie Chang
Its:  President




SELLERS

/s/  ALIE CHANG
     __________
     Alie Chang

/s/  FELIZIAN PAUL
     ____________________
     Felizian (Phil) Paul